Exhibit 99.1

Press Release

COSTCO WHOLESALE CORPORATION REPORTS SECOND QUARTER AND YEAR-TO-DATE

OPERATING RESULTS FOR FISCAL 2020 AND FEBRUARY SALES RESULTS

ISSAQUAH, Wash., March 5, 2020 - Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced its operating results for the second quarter (twelve weeks) and the first 24 weeks of fiscal 2020, ended February 16, 2020.

Net sales for the quarter increased 10.5 percent, to $38.26 billion from $34.63 billion last year. Net sales for the first 24 weeks increased 8.1 percent, to $74.49 billion from $68.94 billion last year.

Comparable sales for the second quarter fiscal 2020 were as follows:

	12 Weeks	12 Weeks	24 Weeks	24 Weeks
		Adjusted*		Adjusted*
U.S.	9.1%	8.1%	7.0%	6.6%
Canada	8.9%	6.8%	5.8%	5.9%
Other International	7.9%	7.1%	5.5%	5.8%
Total Company	8.9%	7.9%	6.6%	6.5%

E-commerce	28.4%	28.0%	17.4%	17.3%

*	Excluding the impacts from changes in gasoline prices and foreign exchange.

Due to Thanksgiving occurring a week later this year, for the quarter: total and comparable sales were positively impacted by approximately one-half percent; and e-commerce sales were positively impacted by an estimated 11 percentage points.

Reported net income for the quarter was $931 million, or $2.10 per diluted share, compared to $889 million, or $2.01 per diluted share, last year. Net income for the first 24 weeks was $1.77 billion, or $4.00 per diluted share, compared to $1.66 billion, or $3.74 per diluted share, last year.

For the four-week reporting month of February, ended March 1, 2020, the Company reported net sales of $12.20 billion, an increase of 13.8 percent from $10.72 billion last year. For the twenty-six week period ended March 1, 2020, net sales were $80.76 billion, an increase of 8.5 percent from $74.42 billion last year.

Comparable sales for the February and year-to-date periods ended March 1, 2020, were as follows:

	4 Weeks	4 Weeks	26 Weeks	26 Weeks
		Adjusted*		Adjusted*
U.S.	12.4%	11.6%	7.5%	7.1%
Canada	10.2%	10.4%	6.2%	6.3%
Other International	12.5%	13.5%	6.1%	6.5%
Total Company	12.1%	11.7%	7.2%	7.0%

E-commerce	22.6%	22.7%	17.9%	17.9%

*	Excluding the impacts from changes in gasoline prices and foreign exchange.

Press Release

February sales benefited from an uptick in consumer demand in the fourth week of the reporting period. We attribute this to concerns over the Coronavirus and estimate the positive impact on total and comparable sales to be approximately three percent.

Costco currently operates 785 warehouses, including 546 in the United States and Puerto Rico, 100 in Canada, 39 in Mexico, 29 in the United Kingdom, 26 in Japan, 16 in Korea, 13 in Taiwan, 11 in Australia, two in Spain, and one each in Iceland, France, and China. Costco also operates e-commerce sites in the U.S., Canada, the United Kingdom, Mexico, Korea, Taiwan, Japan, and Australia.

A conference call to discuss these results is scheduled for 2:00 p.m. (PT) today, March 5, 2020, and is available via a webcast on www.costco.com (click on Investor Relations and “Play Webcast”).

Certain statements contained in this document and the pre-recorded telephone message constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health care costs), energy and certain commodities, geopolitical conditions (including tariffs), the ability to maintain effective internal control over financial reporting, global disease threats, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law.

CONTACTS:	Costco Wholesale Corporation

Richard Galanti, 425/313-8203
Bob Nelson, 425/313-8255
David Sherwood, 425/313-8239
Josh Dahmen, 425/313-8254

Press Release

COSTCO WHOLESALE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data) (unaudited)

	12 Weeks Ended		24 Weeks Ended
	February 16, 2020	February 17, 2019	February 16, 2020	February 17, 2019
REVENUE
Net sales	$38,256	$34,628	$74,492	$68,939
Membership fees	816	768	1,620	1,526

Total revenue	$39,072	35,396	76,112	70,465
OPERATING EXPENSES
Merchandise costs	34,056	30,720	66,289	61,343
Selling, general and administrative	3,743	3,464	7,475	6,939
Preopening expenses	7	9	21	31

Operating income	1,266	1,203	2,327	2,152
OTHER INCOME (EXPENSE)
Interest expense	(34)	(34)	(72)	(70)
Interest income and other, net	45	46	80	68

INCOME BEFORE INCOME TAXES	1,277	1,215	2,335	2,150
Provision for income taxes	330	314	532	472

Net income including noncontrolling interests	947	901	1,803	1,678
Net income attributable to noncontrolling interests	(16)	(12)	(28)	(22)

NET INCOME ATTRIBUTABLE TO COSTCO	$931	$889	$1,775	$1,656

NET INCOME PER COMMON SHARE ATTRIBUTABLE TO COSTCO:
Basic	$2.10	$2.02	$4.02	$3.77

Diluted	$2.10	$2.01	$4.00	$3.74

Shares used in calculation (000’s):
Basic	442,021	440,284	441,920	439,721
Diluted	443,727	442,337	443,704	442,535

Press Release

COSTCO WHOLESALE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in millions, except par value and share data) (unaudited)

Subject to Reclassifications	February 16, 2020	September 1, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,786	$8,384
Short-term investments	929	1,060
Receivables, net	1,988	1,535
Merchandise inventories	11,850	11,395
Other current assets	1,150	1,111

Total current assets	23,703	23,485

PROPERTY AND EQUIPMENT
Land	6,696	6,417
Buildings and improvements	17,853	17,136
Equipment and fixtures	8,406	7,801
Construction in progress	906	1,272
Accumulated depreciation and amortization	(12,380)	(11,736)

Net property and equipment	21,481	20,890

OTHER ASSETS
Operating lease right-of-use assets	2,596	—
Other long-term assets	1,002	1,025

TOTAL ASSETS	$48,782	$45,400

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$11,072	$11,679
Accrued salaries and benefits	3,415	3,176
Accrued member rewards	1,243	1,180
Deferred membership fees	1,865	1,711
Current portion of long-term debt	500	1,699
Other current liabilities	4,600	3,792

Total current liabilities	22,695	23,237
OTHER LIABILITIES
Long-term debt, excluding current portion	5,099	5,124
Long-term operating lease liabilities	2,446	—
Other long-term liabilities	1,543	1,455

TOTAL LIABILITIES	31,783	29,816

COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred stock $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.01 par value; 900,000,000 shares authorized; 441,622,000 and 439,625,000 shares issued and outstanding	4	4
Additional paid-in capital	6,506	6,417
Accumulated other comprehensive loss	(1,280)	(1,436)
Retained earnings	11,384	10,258

Total Costco stockholders’ equity	16,614	15,243
Noncontrolling interests	385	341

TOTAL EQUITY	16,999	15,584

TOTAL LIABILITIES AND EQUITY	$48,782	$45,400